Exhibit 99.1

XOMA Earns $9 Million Milestone as FDA Grants Accelerated Approval to Day One’s OJEMDATM (tovorafenib) for Relapsed or Refractory BRAF-altered Pediatric Low-Grade Glioma (pLGG)

XOMA is entitled to a mid-single digit royalty on global OJEMDA™ sales

First and only FDA-approved type II RAF inhibitor for patients with relapsed or refractory pLGG harboring a BRAF fusion or rearrangement, or BRAF V600 mutation

EMERYVILLE, Calif. – April 25, 2024 (GLOBE NEWSWIRE) – XOMA Corporation (NASDAQ: XOMA), the biotech royalty aggregator, announced today it has earned a $9 million milestone related to the U.S. Food and Drug Administration’s (FDA) approval of Day One Biopharmaceuticals’ New Drug Application (NDA) for OJEMDA™ (tovorafenib) for the treatment of patients 6 months of age and older with relapsed or refractory pediatric low-grade glioma (LGG) harboring a BRAF fusion or rearrangement, or BRAF V600 mutation.

“This is an important milestone for XOMA and our royalty portfolio, but more importantly, it is a watershed event for children living with low-grade gliomas with BRAF alterations that have relapsed or progressed,” stated Owen Hughes, Chief Executive Officer of XOMA.

In March 2021, XOMA paid $13.5 million upfront to acquire the $54 million in potential milestones and mid-single digit royalties associated with tovorafenib, plus a share of potential event-based economics, in addition to the economics associated with vosaroxin, from Viracta Therapeutics.

About XOMA Corporation

XOMA is a biotechnology royalty aggregator playing a distinctive role in helping biotech companies achieve their goal of improving human health. XOMA acquires the potential future economics associated with pre-commercial and commercial therapeutic candidates that have been licensed to pharmaceutical or biotechnology companies. When XOMA acquires the future economics, the seller receives non-dilutive, non-recourse funding they can use to advance their internal drug candidate(s) or for general corporate purposes. The Company has an extensive and growing portfolio of assets (asset defined as the right to receive potential future economics associated with the advancement of an underlying therapeutic candidate). For more information about the Company and its portfolio, please visit www.xoma.com.

Forward-Looking Statements/Explanatory Notes

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the timing and amount of potential commercial payments to XOMA and other developments related to OJEMDA™ (tovorafenib) and the potential of XOMA’s portfolio of partnered programs and licensed technologies generating substantial milestone and royalty proceeds over time. In some cases, you can identify such forward-looking statements by terminology such as “expect,” “may,” “will”, or “could,” the negative of these terms or similar expressions. These forward-looking statements are not a guarantee of XOMA’s performance, and you should not place undue reliance on such statements. These statements are based on assumptions that may not prove accurate, and actual results could differ materially from those anticipated due to certain risks inherent in the biotechnology industry, including those related to the fact that our product candidates subject to out-license agreements are still being developed, and our licensees may require substantial funds to continue development which may not be available; we do not know whether there will be, or will continue to be, a viable market for the products in which we have an ownership or royalty interest; if the therapeutic product candidates to which we have a royalty interest do not receive regulatory approval, our third-party licensees will not be able to market them; and the impact to the global economy as a result of the COVID-19 pandemic. Other potential risks to XOMA meeting these expectations are described in more detail in XOMA’s most recent filing on Form 10-K and in other filings with the Securities and Exchange Commission. Consider such risks carefully when considering XOMA’s prospects. Any forward-looking statement in this press release represents XOMA’s beliefs and assumptions only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. XOMA disclaims any obligation to update any forward-looking statement, except as required by applicable law.

EXPLANATORY NOTE: Any references to “portfolio” in this press release refer strictly to milestone and/or royalty rights associated with a basket of drug products in development. Any references to “assets” in this press release refer strictly to milestone and/or royalty rights associated with individual drug products in development.

As of the date of this press release, all assets in XOMA’s milestone and royalty portfolio, except OJEMDA™ (tovorafenib), VABYSMO® (faricimab-svoa), IXINITY® [coagulation factor IX (recombinant)], DSUVIA® (sufentanil sublingual tablet), are investigational compounds. Efficacy and safety have not been established. There is no guarantee that any of the investigational compounds will become commercially available.

XOMA Investor Contact	XOMA Media Contact

Juliane Snowden	Kathy Vincent
XOMA Corporation	KV Consulting & Management
+1 646-438-9754	+1 310-403-8951
juliane.snowden@xoma.com	kathy@kathyvincent.com

###